Exhibit 99-1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FIRST QUARTER 2007 RESULTS

- - Strong Sales Growth and Operating Performance - -
- - EPS Outlook Increased for 2007 - -

COLUMBUS, Ohio, USA - April 26, 2007 - Mettler-Toledo International Inc. (NYSE: MTD) today announced first quarter results. The highlights of the quarter were:

•	Sales growth in local currency was 8%. Reported sales growth was 12%, which included a 4% currency benefit.
•	Reported net earnings per diluted share (EPS) were $0.78, an increase of 37% over the first quarter 2006 amount of $0.57.
•	Projected 2007 EPS was increased to $4.18 to $4.28.

First Quarter Results

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, “We are very pleased with our record first quarter results and the solid start to 2007. Sales growth was broad-based, and operating profit margins and cash flow generation were strong. Our strategic initiatives remain well on track, and we have increased our full year EPS guidance.”

Reported EPS was $0.78 and increased 37% over the prior year first quarter EPS of $0.57.

Sales were $387.8 million, compared with $346.2 million in the prior year, an increase of 8% in local currency sales. Reported sales growth was 12%, which included a 4% favorable currency benefit. By region, local currency sales growth was 4% in Europe, 10% in the Americas and 11% in Asia / Rest of World. Adjusted operating income amounted to $48.7 million, a 27% increase over the prior year amount of $38.3 million.

Cash flow from operations was $32.3 million, compared with $19.1 million in 2006. The Company repurchased 838,000 shares of its stock for $71.5 million during the quarter.

2007 Outlook Increased

The Company stated that based on first quarter results and economic environment and market conditions that remain similar to today’s, it now expects 2007 EPS to be in the range of $4.18 to $4.28. This compares with previous 2007 EPS guidance of $4.10 to $4.20. In 2006, reported EPS was $3.86 which included a $0.20 benefit for discrete tax items. On a comparable basis - that is, excluding the discrete tax items in 2006 - current EPS guidance represents a growth of approximately 14% to 17%. For the second quarter, the Company expects EPS to be in the range of $1.01 to $1.03.

Other Matters

The Company has provided a reconciliation of earnings before taxes, the most comparable U.S. GAAP measure, to adjusted operating income in the attached schedules.

The Company will host a conference call to discuss its first quarter results today (Thursday, April 26) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world’s largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at “www.mt.com.”

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see “Factors affecting our future operating results” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2006. The Company assumes no obligation to update this press release.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	March 31, 2007		% of sales	March 31, 2006	% of sales

Net sales	$387,764	(a)	100.0	$346,160	100.0
Cost of sales	196,285		50.6	175,820	50.8
Gross profit	191,479		49.4	170,340	49.2

Research and development	21,336		5.5	19,939	5.7
Selling, general and administrative (b)	121,436		31.3	112,131	32.4
Amortization	2,925		0.8	2,855	0.8
Interest expense	4,460		1.2	4,076	1.2
Other income, net	(362)		(0.1)	(2,538)	(0.7)
Earnings before taxes	41,684		10.7	33,877	9.8

Provision for taxes	11,254		2.9	10,162	2.9
Net earnings	$30,430		7.8	$23,715	6.9

Basic earnings per common share:
Net earnings	$0.80			$0.58
Weighted average number of common shares	38,065,483			41,050,849

Diluted earnings per common share:
Net earnings	$0.78			$0.57
Weighted average number of common	38,931,681			41,774,068
and common equivalent shares

Notes:
(a)	Local currency sales increased 8% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	March 31, 2007		% of sales	March 31, 2006	% of sales

Earnings before taxes	$41,684			$33,877
Amortization	2,925			2,855
Interest expense	4,460			4,076
Other income, net	(362)			(2,538)
Adjusted operating income (b)	$48,707	(a)	12.6	$38,270	11.1

Note:
(a)	Adjusted operating income increased 27% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31, 2007	December 31, 2006

Cash and cash equivalents	$95,530	$151,269
Accounts receivable, net	290,671	306,879
Inventory	160,590	148,372
Other current assets and prepaid expenses	66,154	63,250
Total current assets	612,945	669,770

Property, plant and equipment, net	230,723	229,138
Goodwill and other intangibles	536,753	535,621
Other non-current assets	153,651	152,556
Total assets	$1,534,072	$1,587,085

Short-term debt	$12,346	$9,962
Accounts payable	90,315	95,971
Accrued and other current liabilities	250,209	278,446
Total current liabilities	352,870	384,379

Long-term debt	330,916	345,705
Other non-current liabilities	250,000	226,139
Total liabilities	933,786	956,223

Shareholders’ equity	600,286	630,862
Total liabilities and shareholders’ equity	$1,534,072	$1,587,085

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended
	March 31,
	2007	2006

Cash flow from operating activities:
Net earnings	$30,430	$23,715
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	6,454	6,354
Amortization	2,925	2,855
Deferred taxation	(2,375)	(1,680)
Excess tax benefits from share-based payment arrangements	(2,455)	(5,571)
Other	2,086	998
Increase in cash resulting from changes in operating assets and liabilities	(4,762)	(7,538)
Net cash provided by operating activities	32,303	19,133

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	206	1,638
Purchase of property, plant and equipment	(7,857)	(6,004)
Acquisitions	-	(572)
Net cash used in investing activities	(7,651)	(4,938)

Cash flows from financing activities:
Proceeds from borrowings	3,792	7,696
Repayments of borrowings	(17,306)	(26,784)
Proceeds from exercise of stock options	6,023	9,741
Excess tax benefits from share-based payment arrangements	2,455	5,571
Repurchases of common stock (a)	(76,939)	(72,103)
Net cash used in financing activities	(81,975)	(75,879)

Effect of exchange rate changes on cash and cash equivalents	1,584	503

Net decrease in cash and cash equivalents	(55,739)	(61,181)

Cash and cash equivalents:
Beginning of period	151,269	324,578
End of period	$95,530	$263,397

Note:
(a) The three months ended March 31, 2007 and 2006 include $5.4 million and $4.2 million, respectively, relating to the settlement of a liability for shares purchased as of December 31, 2006 and 2005.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$32,303	$19,133
Excess tax benefits from share-based payment arrangements	2,455	5,571
Proceeds from sale of property, plant and equipment	206	1,638
Purchase of property, plant and equipment	(7,857)	(6,004)
Free cash flow	$27,107	$20,338

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

LOCAL CURRENCY SALES GROWTH BY DESTINATION

	Europe	Americas	Asia/RoW	Total

Three Months Ended March 31, 2007	4%	10%	11%	8%